CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 2-85229) of Neuberger Berman Income Funds, and to the incorporation by reference of our reports dated December 5, 2003 for Neuberger Berman Cash Reserves, Neuberger Berman Government Money Fund, Neuberger Berman High Income Bond Fund, Neuberger Berman Limited Maturity Bond Fund, Neuberger Berman Municipal Money Fund, Neuberger Berman Municipal Securities Fund, Neuberger Berman Institutional Cash Fund and Neuberger Berman Strategic Income Fund (the eight series comprising Neuberger Berman Income Funds) included in the October 31, 2003 Annual Reports to Shareholders of Neuberger Berman Income Funds.


                                             /s/ ERNST & YOUNG LLP
                                             ---------------------------
                                             ERNST & YOUNG LLP


Boston, Massachusetts
February 24, 2004